Exhibit 10.85

Redacted Version

LICENSE AGREEMENT

Between

Elite Pharmaceuticals, Inc.

and

Epic Pharma LLC

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential

Redacted Version

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of the 4th day of June, 2015 by and between EPIC PHARMA LLC, a Delaware limited liability company (“EPIC”) located at 227-15 N. Conduit Avenue, Laurelton, New York 11413 and ELITE PHARMACEUTICALS, INC., a Nevada corporation and ELITE LABORATORIES, INC. (a subsidiary of Elite Pharmaceuticals, Inc.), a Delaware corporation (collectively, “ELITE”) located at 165 Ludlow Avenue, Northvale, New Jersey 07647.

WHEREAS, ELITE has ownership rights to product/NDA specified on Schedule A (the “Product” or “Products”), and EPIC wishes to license from ELITE the right to market and sell the Product on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

GRANT OF LICENSE

1.1              Exclusive Product License. ELITE hereby grants to EPIC an exclusive license (“License” or “Licensing Rights”) without the right to sublicense, to market and sell the Products as listed in Schedule A in the United States, including the right to reference the NDA Number, where appropriate, for approval to market the Product in the United States.

1.2              Trademarks. EPIC agrees and acknowledges that it shall not acquire by virtue of this Agreement any interest in any trademarks or trade names of ELITE, except that ELITE authorizes EPIC to place the ELITE trade names and trademarks on marketing and packaging materials of the Products during the term of this Agreement. The labeling will incorporate a statement that Products are manufactured by Elite Laboratories, Inc., 165 Ludlow Avenue, Northvale, NJ 07647 and distributed by Epic Pharma LLC, 227-15 N. Conduit Avenue, Laurelton, New York 11413.

1.3              Regulatory and Pharmacovigilance. EPIC shall be responsible for all regulatory and pharmacovigilance matters related to these Product.

1.4              Improvements. Any new information, developments, or improvements relating to the Product subject to this Agreement, and any patent or copyright rights arising from or related thereto (collectively, “Improvements”) will be owned solely by ELITE but shall be automatically included in the License, and if EPIC develops an Improvement that may be used beyond the Product which are the subject of this Agreement, then ELITE does now automatically grant a worldwide, non-exclusive, irrevocable, royalty-free right for EPIC to use the Improvement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article 2

COMPENSATION

2.1.            License Fee, Milestone, and Transfer Cost Payments. In return for the Licensing Rights described in this Agreement, EPIC shall pay to ELITE the milestone payments (“Milestone Payments”) and a license fee (“License Fee”) all as specified in Schedule B.

2.2.            Records. EPIC shall keep complete and accurate records of all of the components of the calculations in Appendix B including sales of the Product and the calculation of all gross invoice sales, cash, discounts, net invoice sales, deductions and net sales of the Product. ELITE shall have the right, at ELITE’s expense and after thirty (30) days’ prior written notice to EPIC, through an independent certified public accountant, on a mutually agreeable date, to examine such records at any time within one (1) year after the due date of the License Fee payments to which such records relate, during regular business hours, during the term of this Agreement and for twelve (12) months after expiration of the last production lot of Product sold by EPIC, in order to verify the accuracy of the reports to be made under this Agreement. If the accountant determines that EPIC has under-compensated ELITE, the findings shall be shared with EPIC. If EPIC agrees that EPIC has not paid ELITE all of the compensation ELITE was entitled to receive, or it is later determined that EPIC did not pay all of the compensation due to ELITE, then EPIC shall pay the proper amount of compensation and all costs and expenses incurred by ELITE to hire the accountant and all of the accountant’s expenses, and all legal expenses, to obtain the appropriate compensation. If EPIC disputes in good faith the accuracy of the results of such examination, the parties will retain a second independent certified public accountant whose examination will be binding upon both parties. The if the second independent certified public accountant verifies the findings of the first independent certified public accountant then EPIC will pay all of the expenses of both independent certified public accountant examinations.

2.3.            Reports. EPIC will provide Reports as described in Schedule B.

2.4.            Payments by EPIC.

(a)        All Milestone Payments will be made by check and mailed to ELITE within ten (10) days after the payment becomes due.

(b)	The License Fee shall be paid to ELITE in quarterly payments based upon the previous quarterly’s Products that EPIC shipped to its customers. All License Fee payments shall be made by check and mailed to ELITE within thirty (30) days after the end of each quarterly. A copy of the Report for the prior quarter will accompany the check.

(c)	A late fee of 1% per month will be accrued for all payments which EPIC fails to pay when due.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article 3

MANUFACTURING

3.1.            Manufacturing and Supply Agreement. ELITE shall supply Product to EPIC at cost plus ten percent (10%) and the parties agree to execute a separate Manufacturing and Supply Agreement (the “Manufacturing Agreement”).

3.2.            PDUFA Fees and Pediatric Study. Prescription Drug User Fee Act (PDUFA) fees will be paid for at cost out of Net Product Sales and will be shared {***} by the partners based on the profit split. A pediatric study is required by the FDA for the Product. The costs of the pediatric study will be paid for at cost out of Net Product Sales and will be shared equally by the partners based on the profit split.

3.3.            Quality Agreement. In conjunction with the execution of this Agreement, the parties shall execute a Quality Agreement.

Article 4

CONFIDENTIALITY

4.1            Confidential Information. Both Parties acknowledge that it may be necessary for each to disclose certain technical and proprietary information with respect to the Product to the other and such disclosures may also include either party’s know-how and intellectually property. For purposes of this Agreement, the term "Confidential Information" shall mean all such information, but not limited to, inventions, works of authorship, trade secrets, formula, strategy, patents, trademarks, patent applications or trademark applications or other intellectual property rights, knowledge, know-how, data, processes, proposed processes, procedures, specifications, tests, forms, customer lists, employee lists, associate lists and supplier lists, techniques, algorithms, software, programs, designs, drawings, formula or test data relating to any research project or product, works-in-process, future development, market research, marketing strategies, information relating to products, proposed products, agreements with proprietary information of third parties and clinical data and analysis, clinical trials, applications and communications with the United States Food and Drug Administration or other similar governmental bodies or agencies, or other results, regardless of form (whether written, oral, photographic, electronic, magnetic, computer or otherwise), treated or designated by the Disclosing Party as confidential or proprietary and relating to a party’s business, finances, intellectual property or other proprietary rights, Specifications, all technical and/or proprietary information relating to the Product, information relating to the marketing of, customers, customer lists, and sales as well as the pricing of Product, and all other written information clearly identified as "Confidential" when submitted by the disclosing party to the receiving party.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.2            Obligations. Each Party shall hold in strict confidence any such Confidential Information received from the other and shall not disclose it to anyone, other than a Party's Representatives or use it for its own benefit or the benefit of others except as may be necessary to fulfill its obligations hereunder, provided such Party first obtains the prior written consent of the disclosing party. In such case, the Party requesting such consent of the disclosing party shall cause any person to whom such disclosure may be authorized as aforesaid, to agree to hold such information in confidence and not to use or disclose same to the same extent as such Party. However, the foregoing obligations shall not apply to information which the receiving party can demonstrate:

(a)	at the time of disclosure to the receiving party or at the time the receiving party learns of such Confidential Information, was in the public domain, or which thereafter enters the public domain, through no act or omission of the receiving Party; or

(b)	at the time of disclosure to the receiving Party or at the time the receiving Party learns of such Confidential Information, was already in the possession of the receiving Party or its Representatives, and was not acquired (i) from the disclosing Party, or (ii) from another source under an obligation of confidence and/or non-use, as documented by receiving Party’s written records documenting such knowledge; or

(c)	is hereafter lawfully received by the receiving Party or its Representatives on a non-restricted basis from another source having rightful possession of such Confidential Information and the legal right to disclose it to the receiving Party as documented by the receiving Party’s written records; or

(d)	is hereafter independently developed by the receiving Party or its Representatives who is shown not to have received or have available to him or her any such Confidential Information, as documented by the receiving Party’s written records.

4.3            Additional Obligations. The burden of proving the applicability of any one or more of the above exceptions shall at all times be with the receiving Party. The mutual obligations of confidentiality under this Section shall survive expiration or earlier termination of this Agreement. If a receiving Party is required by a government body or court of law to disclose Confidential Information, the receiving Party agrees, to the extent permitted by law, to give the disclosing Party reasonable advance notice thereof and to cooperate with the reasonable efforts of disclosing Party to contest the disclosure or seek an appropriate protective order.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article 5

TERM AND TERMINATION

5.1.            Term. This Agreement shall become effective as of the date hereof and shall continue until five (5) years from such date (the “Initial Term”), unless terminated earlier by mutual agreement of the parties or by one of the parties in accordance with this Article 5; provided further that the parties shall have the option, by mutual agreement, to extend the Initial Term of this Agreement for an additional five (5) years (a “Renewal Term” and collectively with the Initial Term, the “Term”) by the parties exchanging written notice of such election not less than six (6) months prior to the expiration of the Initial Term.

5.2.            Modification for Lack of Licensing Fees.

(a)	EPIC hereby agrees to exert commercially reasonable efforts and shall devote the same efforts to marketing the Products that EPIC exerts for its other major pharmaceutical products being marketed in the United States.

(b)	If the License Fee paid to ELITE is less than the amounts listed in Schedule C for each year, then at the end of five year ELITE may terminate the License granted hereunder to EPIC for the Product. If ELITE desires to terminate the License granted hereunder, then ELITE shall give EPIC ninety (90) days written notice of the License termination.

5.3.            Termination by Mutual Agreement. The parties may terminate this Agreement any time by mutual written agreement.

5.4.            Termination by Breach. Upon the breach or default in the performance or observance of any of the material provisions of this Agreement by either Party, when such breach or default is not cured by the Party responsible for the breach or default within sixty (60) days after written notice by the non-breaching Party, the non-breaching Party may terminate this Agreement upon an additional thirty (30) days written notice to the breaching Party. termination will be without prejudice to either Party to recover any and all damages to which it may be entitled, or to exercise any other remedies.

5.5.            Termination by ELITE Upon Bankruptcy or Reorganization of EPIC. If EPIC enters into any proceeding (whether voluntary or otherwise) in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of its assets, or any other proceeding under any law for the relief of creditors or makes an arrangement for the benefit of its creditors, and remains in such proceeding for 30 days, then ELITE shall retain its rights to the Product and may terminate this Agreement without further payment to EPIC.

5.6.            Licensing Rights upon Termination. Except as otherwise provided in this Agreement, upon termination of this Agreement: all rights, privileges, and licenses will terminate and revert to ELITE, and EPIC must not thereafter make any use whatsoever of any confidential information as described in section 3 of this Agreement, except that it is agreed that upon termination notwithstanding any other terms of this Agreement, EPIC may retain one archival copy to have sufficient information solely to respond to state and federal regulatory inquiries regarding the Product.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.7.            Accrued Rights. Expiration or termination of this Agreement shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such expiration or termination, without prejudice to the remedy of either Party in respect to any previous breach of the representations, warranties or covenants herein contained, without prejudice to any rights to indemnification set forth herein and without prejudice to any other provision hereof which expressly or necessarily calls for performance after such expiration or termination. EPIC expressly retains the right to sell Product on-hand after termination of this Agreement and shall remain bound to pay ELITE the Licensing Fee as provided in this Agreement.

Article 6

REPRESENTATIONS, WARRANTIES AND COMPETITION, COOPERATION UPON BANKRUPTCY OF ELITE

6.1.         EPIC Representations. EPIC hereby represents and warrants to ELITE that (a) it has obtained all necessary licenses, authorizations and approvals required by applicable Law, including those required by the FDA, DEA or any other applicable regulatory agency to enter into this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by EPIC does not conflict with or constitute a breach of any order, judgment, agreement, or instrument to which it is a party; (c) the execution, delivery and performance of this Agreement by EPIC does not require the consent of any person; and (d) none of its officers or directors has ever been convicted of a felony under the laws of the United States for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product

6.2.         ELITE Representations. ELITE hereby represents and warrants to EPIC that (a) it has obtained all necessary licenses, authorizations and approvals required by applicable Law, including those required by the FDA, DEA or any other applicable regulatory agency to enter into this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by ELITE does not conflict with or constitute a breach of any order, judgment, agreement, or instrument to which it is a party; (c) the execution, delivery and performance of this Agreement by ELITE does not require the consent of any person; and (d) none of its officers or directors has ever been convicted of a felony under the laws of the United States for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product.

6.3.         Non-competition by EPIC. EPIC hereby covenants and agrees that without the prior written consent of ELITE during the Term of this Agreement, and for two (2) years after the last shipment of Product by EPIC, EPIC will not directly or indirectly market a product which addresses the same therapeutic indication as the Product, contains the same active pharmaceutical ingredient as the Product, and has an abuse-deterrent designation in the label.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.4.         Cooperation Upon Bankruptcy Event of ELITE. ELITE shall use, and cause its representatives and affiliates to use, best efforts to make all necessary arrangements and take all required actions to permit EPIC to retain all rights licensed hereunder with respect to the Product in the event that ELITE (i) is dissolved or liquidated, (ii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, (iii) is subject to an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ELITE and an order for relief entered or such proceeding has not be dismissed or discharged within sixty (60) days of commencement, (v) has made an assignment for the benefit of creditors, or (vi) otherwise ceases to conduct business during the Term (each, an “Extraordinary Event”).

Article 7

INDEMNIFICATION AND INSURANCE

7.1.            ELITE Indemnity. Subject to Sections 5.2 and 5.4, ELITE shall indemnify and hold harmless EPIC and its Affiliates against all third party claims, actions, costs, expenses, including court costs and legal fees or other third party liabilities ("Third Party Liabilities") whatsoever in respect of:

(a)	any breach of any representation, warranty, covenant or similar promise made under this Agreement or arising out of this Agreement;

(b)	any negligence or willful misconduct by ELITE and/or any of its employees; and

any claim of patent infringement or intellectual property, trademark or tradedress violation;

(c)	any product liability claims in connection with the Products caused by ELITE or any third party acting on behalf of ELITE or its Affiliates;

7.1	EPIC Indemnity. Subject to Sections 5.1 and 5.4, EPIC shall indemnify and hold harmless ELITE and its Affiliates against all Third Party Liabilities whatsoever in respect of:

1)	EPIC’s and/or it Affiliates’, subcontractors’ or suppliers’ failure to comply with the cGMP or applicable Laws;

i.	the use, marketing, storage, distribution, handling or sale of the Product after the Effective Date by EPIC or any third party, other than a third party acting on behalf of ELITE or its Affiliates;

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ii.	and

iii.	any negligent or wrongful act by EPIC and any breach by EPIC of any representation or warranty, covenant or similar promise made under this Agreement or arising out of this Agreement.

7.2	Procedures for Indemnification. In the event that a party (the "Indemnified Party") is seeking indemnification under Sections 6.1 or 6.2, the Indemnified Party shall inform the other party (the "Indemnifying Party") of a claim as soon as reasonably practicable after the Indemnified Party receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim, and shall cooperate as requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of the claim; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that a conflict may arise between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action or on behalf of the Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or claim whatsoever, in respect of which indemnification could be sought under Sections 6.1 or 6.2 (whether or not the Indemnified Party is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Party in form and substance reasonably satisfactory to the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party. The Indemnifying Party shall not be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed).

7.3	Mitigation. In the event of any occurrence which may result in either party becoming liable under Section 7.1 or Section 7.2, each party shall use its best efforts to take such actions as may be reasonably necessary to mitigate the damages payable by the other party under Section 7.1 or Section 7.2, as the case may be.

7.4	Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL ANY PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTIES FOR ANY CLAIMS RELATED TO LOST PROFITS AND GOODWILL, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.5	Insurance. Each party shall maintain commercial general liability insurance through the term of this Agreement upon launch of the first Product, which insurance shall afford limits of not less than $5,000,000 for each occurrence for personal injury or property damage liability. Furthermore, each party shall maintain product liability insurance, through the term of this Agreement upon launch of the first Product and for a period of three (3) years thereafter, which insurance shall afford limits of not less than $5,000,000 in the aggregate per annum with respect to product and completed operations liability. This insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. Each party shall provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days' written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances. In the event that either a customer or an insurer of either party requires such party to increase its insurance limits above the $5,000,000 described above for any policy, then the other party to this Agreement must also match the required insurance increase, so that the parties to this Agreement are carrying the same insurance policy limits. It is the express intention of the parties that the parties shall endeavor to avoid insurance policy limits above $10,000,000.

8

MISCELLANEOUS

8.1	Waiver; Remedies and Amendment. Any waiver by any party hereto of a breach of any provisions of this Agreement will not be implied and will not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party or parties in strict accordance with the terms and conditions of this Agreement will not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by any party of any term or condition of this Agreement, including this Section 8.1, shall be valid only if in writing and will not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement of any party. This Agreement may not be amended except in a writing signed by all parties.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.2	Affiliates, Assignment, No Inconsistent Agreements. EPIC may not assign its rights and obligations hereunder without the prior written consent of ELITE. Neither EPIC nor ELITE will enter into any agreement that is inconsistent with its obligations hereunder. Notwithstanding the foregoing, either party may assign this Agreement to an acquirer that acquires more than a fifty (50%) interest in the party.

8.3	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute this Agreement.

8.4	Governing Law; Dispute Resolution; Venue. This Agreement will be governed by and construed in accordance with the laws of the state of New York without regard to conflict of law or choice of law rules. Any controversy or claim pursuant to this Agreement or the breach thereof shall be referred for decision forthwith to a senior executive of each Party not directly involved in the dispute. If no agreement is reached within thirty (30) days of the request by one Party to the other to refer the same to such senior executive, then such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; such arbitration to be held in New York City on an expedited basis. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

8.5	Headings. The headings set forth at the beginning of the various sections of this Agreement are for convenience and form no part of the Agreement between the parties.

8.6	Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (a) on the same day if delivered in person, by same-day courier or by facsimile, electronic mail or other electronic transmission, (b) on the next day if delivered by overnight mail or courier, or (c) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

If to EPIC:

EPIC 227-15 North Conduit Avenue Laurelton, NY 11413 Attn: President

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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If to ELITE:

ELITE PHARMACEUTICALS, Inc. 165 Ludlow Avenue Northvale, New Jersey 07647 Attention: President and CEO

8.7	Notice. Each party may by written notice given to the other in accordance with this Agreement change the address to which notices to such party are to be delivered.

8.8	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it will be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it will be stricken and the remaining provisions will remain in full force and effect.

8.9	Survival. The rights and obligations which accrue to a party during the term of this agreement shall survive the termination of this Agreement.

8.10	Force Majeure. No party to this Agreement will be liable for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure will be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

8.11	Entire Understanding. This Agreement, including the schedules attached hereto, contains the entire understanding relative to the matters addressed herein, and supersedes all prior and collateral communications, reports, and understandings, if any, between the parties regarding the matters addressed herein.

8.12	Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.13	Not a Joint Venture. This Agreement does not constitute or create (and the Parties do not intend to create hereby) a joint venture, pooling arrangement, Partnership, or formal business organization of any kind between and among any of the Parties, and the rights and obligations of the Parties shall be only those expressly set forth herein. The relationship hereby established between EPIC and ELITE is solely that of licensee and licensor, each is an independent contractor engaged in the operation of its own respective business. Neither Party shall be considered to be an agent of the other for any purpose whatsoever. Each Party shall be responsible for providing its own personnel and workers compensation, medical coverage or similar benefits and shall be solely responsible for the payment of social security benefits, unemployment insurance, pension benefits, withholding any required amounts for income and other employment-related taxes and benefits of its own employees, and shall make its own arrangements for injury, illness or other insurance coverage to protect itself, its Affiliates, its subcontractors and personnel from any damages, loss and/or liability arising out of the performance of this Agreement. Neither Party has the power or authority to act for, represent or bind the other (or its Affiliates) in any manner.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ELITE PHARMACEUTICALS, INC.	EPIC PHARMA LLC

By:	By:

Name: Nasrat Hakim	Name: Ashok Nagalye

Title: CEO and President	Title: CEO

Date:	Date:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE A

Product List

Name	NDA #
{***} with sequestered naltrexone capsules with strengths of {***}	To be determined

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE B

Compensation for Licensing Rights

Milestone Payments

EPIC shall pay to ELITE Milestone Payments equal to fifteen million dollars ($15,000,000) in compensation for Elite’s R&D costs.

•	{***} ({***}) shall be paid to Elite upon signing the agreement to be used for clinical studies including a bunionectomy.
•	{***} ({***}), covering ELI-200 R&D expenses which expenses shall be documented and provided to Epic prior to the following payments: {***} Dollars upon filing of the NDA;
•	{***} Dollars upon receipt of the approval letter for the NDA from the Food and Drug Administration.

•         All milestone payments shall be non-refundable and shall be credited towards research and development costs for ELI-200. Elite shall document the ELI-200 research and development costs paid for by these milestones including but not limited to manufacturing of clinical lots and registration batches, Bio-Equivalence studies, Methods Development, Analytical and Stability testing, Process Development costs, Human Abuse Liability Clinical Trials, Withdrawal Studies and Regulatory Costs etc.

License Fee

EPIC will pay to ELITE a License Fee of {***}% of Product Net Sales (“Product Net Sales”) of EPIC, as defined below, generated on Product sold and shipped to its customers by EPIC.

Net Sales is defined as: Net Invoice Price less the following: Charge backs, Buying Groups/Wholesaler Administrative Fees/Rebates, Allowances, Medicaid and Returns.

The calculation of Product Gross Profit and the Licensing Fee shall be performed by Epic and presented to Elite as a report (“Report”) which shall include the following information:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE B (cont’)

REPORT ITEMS

Gross Invoice Sales	Total Sales for Month
Cash Discount	Cash Discount
Net Invoice Sales	Total Sales - Cash Discount

Deductions	Allowances including Medicaid rebate; state program rebates, price adjustments; returns, charge backs and GOGS
Net Sales	Net Invoice Sales – Deductions
Marketing Costs	Less {***}% of the Gross Sales
Amount Due	Net Sales dollars x {***}% ({***}% after payments of R&D/Development cost)

Whenever possible, the Report will be made using actual sales, charge backs, administrative fees/rebates, price adjustments, and returns; however, in some cases estimated numbers may be required because of timing of charge backs, fees, returns, etc. A true up Report will be completed and presented to ELITE within 60 days after the end of each calendar year.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE C

Minimum Annual License Fee Paid to Elite

Epic to comply with the following minimum License Fee amounts each year post Product launch

	Year 1	Year 2	Year 3	Year 4	Year 5
($ million)
Product	${***} M	${***} M	${***} M	${***} M	${***} M

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential